Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of July 1995
Distribution Date of August 21, 1995

Original Pool Amount                        $315,029,921.60

Beginning Pool Balance                      $251,839,547.04
Beginning Pool Factor                             0.7994147

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)        $8,411,436.26
  Interest Collected                          $2,068,488.30

Additional Deposits:
  Repurchase Amounts                                  $0.00
  Liquidation Proceeds/Recoveries               $191,242.39
Total Additional Deposits                       $191,242.39

Repos/Chargeoffs                                $105,856.09
Aggregate Number of Notes Charged Off 21

Total Available Funds                        $10,089,606.55

Ending Pool Balance                         $243,903,815.09
Ending Pool Factor                                0.7742243

Servicing Fee                                   $209,866.29

Repayment of Servicer Advances                  $581,560.40

Reserve Account:
  Beginning Balance                          $15,180,441.48
  Target Percentage                                    6.00%
  Target Balance                             $14,634,228.91
  Minimum Balance                             $6,615,628.35
  (Release)/Deposit                            $(546,212.57)
  Ending Balance                             $14,634,228.91

                               Dollars    Notes
Delinquencies:
  Installments:
     1-30 days              1,337,692.98    995
    31-60 days                140,666.84    145
    60+ days                   33,249.19     22

    Total                   1,511,609.01    996

  Balances:
    60+ days                  458,691.64     22

Memo Item - Reserve Account
  Prior Month             $15,110,372.82
  + Invest. Income             70,068.66
  - Transfer to Collections Account 0.00
  Beginning Balance       $15,180,441.48

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of July 1995

                                                       NOTES
                              TOTAL         CLASS A-1        CLASS A-2    CERTIFICATES
Original
 Pool Amount Dist.:      $315,029,921.60   $207,000,000.00 $97,000,000.00$11,029,921.60
 Distribution Percentages                            96.50%          0.00%       3.50%
 Coupon                                              7.650%         8.000%      8.300%

Beginning Pool Balance   $251,839,547.04
Ending Pool Balance      $243,903,815.09
Collected Principal        $7,829,875.86
Collected Interest         $2,068,488.30
Charge-Offs                  $105,856.09
Liquidation Proceeds/Recoveries$191,242.39
Servicing                    $209,866.29
Cash Transfer from Reserve Account $0.00
  Total Collections Available
    for Debt Service       $9,879,740.26

Beginning Balance        $251,526,523.86   $144,043,515.20 $97,000,000.00$10,483,008.66

Interest Due               $1,637,451.56       $918,277.41    $646,666.67  $72,507.48
Interest Paid              $1,637,451.56       $918,277.41    $646,666.67  $72,507.48
Principal Due              $7,935,731.95     $7,657,981.33          $0.00 $277,750.62
Principal Paid             $7,935,731.95     $7,657,981.33          $0.00 $277,750.62

Ending Balance           $243,590,791.91   $136,385,533.87 $97,000,000.00$10,205,258.04
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.6588673134   1.0000000000 0.9252339598

Total Distributions        $9,573,183.51     $8,576,258.74    $646,666.67 $350,258.10

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing             $306,556.75

Beginning Reserve Account Balance$15,180,441.48
(Release)/Draw              $(546,212.57)
Ending Reserve Account Balance$14,634,228.91

Memo Item - Advances:
 Servicer Advances - Current Month$(581,560.40)
 Total Outstanding Servicer Advances$2,577,812.22

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of July 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2             1
                           Mar 1995       Apr 1995       May 1995       June 1995      July 1995
Beg. Pool Balance      $283,644,074.75$275,352,505.86$267,465,631.09$259,895,830.27$251,839,547.04


A) Loss Trigger:
Principal of Contracts
  Charged off              $162,132.14    $221,953.40    $188,306.09    $345,972.54    $105,856.09
Recoveries                 $206,279.35     $94,980.59    $183,131.87    $195,659.00    $191,242.39

Total Charged off
  (Months 5,4,3)           $572,391.63
Total Recoveries
  (Months 3,2,1)            570,033.26
Net Loss/(Recoveries)
  for 3 Mos.                 $2,358.37(a)

Total Balance
  (Months 5,4,3)       $826,462,211.70(b)

Loss Ratio [(a/b)(12)]       0.0034%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                             $571,744.30    $806,036.64    $458,691.64
  As % of Beginning
    Pool Balance                                          0.21376%       0.31014%       0.18214%
  Three Month Average                                     0.24912%       0.25727%       0.23535%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer